Exhibit 3(ii)
2nd AMENDED AND RESTATED
BYLAWS
OF
EXPRESS-1 EXPEDITED SOLUTIONS, INC.

i

ii

AMENDED AND RESTATED
BYLAWS
OF
EXPRESS-1 EXPEDITED SOLUTIONS, INC.
ARTICLE I
OFFICES
          SECTION 1. REGISTERED OFFICE. The registered office and registered agent of Express-1 Expedited Solutions, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation (as may be amended from time to time) or in any certificate filed with the Secretary of State of the State of Delaware.
          SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
STOCKHOLDERS
          SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect Directors as set forth in the Certificate of Incorporation and these Bylaws, and transact such other business as may properly be brought before the meeting.
          SECTION 3. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten day prior to the meeting. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.
          SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.
          SECTION 5. NOTICE. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
          SECTION 6. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the meeting as originally notified.
          SECTION 7. VOTING. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
          SECTION 8. METHOD OF VOTING. Each outstanding share of the Corporation’s capital stock, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.
          SECTION 9. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.
          SECTION 10. ACTION BY CONSENT. Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.
          SECTION 11. STOCKHOLDER PROPOSALS. No proposal by a stockholder made pursuant to this Article II may he voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set herein) and in writing to the Secretary of the Corporation (i) notice of such proposal, (ii) the text of the proposed alteration, amendment or repeal, if such proposal relates to a proposed change to the Corporation’s Certificate of Incorporation or Bylaws, (iii) evidence reasonably satisfactory to the Secretary of the Corporation of such stockholder’s status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (iv) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner and (v) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the Certificate of Incorporation or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware, if such proposal relates to a proposed change to the Corporation’s Certificate of Incorporation or Bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year’s annual meeting of stockholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting, provided, however, that in the event that less than fifty days notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, such stockholder’s notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have submitted the aforesaid items, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the procedure prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. The requirements of this Section II shall be in addition to any other requirements imposed by these Bylaws, by the Corporation’s Certificate of Incorporation or the law.
          SECTION 12. NOMINATION OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Corporation as set forth in this Section. To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than 180 days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year’s annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name and address of the person to he nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such notice of date of the meeting was mailed or such public disclosure was made, whichever first occurs. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing (i) the name and address of the Nominator, (ii) the number of shares of each class of capital stock of the Corporation of which the Nominator is the beneficial owner, (iii) the name and address of each of the persons with whom the Nominator is acting in concert and (iv) the number of shares of capital stock of which each such person with whom the Nominator is acting in concern, is the beneficial owner pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (i) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors. Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominator’s status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. If the Secretary of the Corporation finds that such evidence is not reasonably satisfactory, or if the Nominator fails to submit the requisite information in the form or within the time indicated, such nomination shall be ineffective for the election at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this Section shall be in addition to any other requirements imposed by these bylaws, by the Certificate of Incorporation or by law.
ARTICLE III
BOARD OF DIRECTORS
          SECTION 1. MANAGEMENT. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
          SECTION 2. QUALIFICATION; ELECTION; TERM. None of the Directors need to be a stockholder of the Corporation or a resident of the State of Delaware. The Directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the entire Board of Directors. The term of office of the initial Class I Directors will expire in 2008, the term of office of the initial Class II Directors will expire in 2009 and the term of office of the initial Class III Directors will expire in

2010. At each annual meeting of stockholders, successors to the Directors whose terms expired at that annual meeting shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such Director’s prior death, resignation, retirement, disqualification or removal from office. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of Directors at any annual or special meeting of stockholders.
          SECTION 3. NUMBER. The number of Directors of the Corporation will be at least one and not more than nine. The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.
          SECTION 4. REMOVAL. Any Director may be removed, only for cause, at any special meeting of stockholders by the affirmative vote of the holders of a majority in number of all outstanding voting stock entitled to vote; provided that notice of the intention to act upon such matter has been given in the notice calling such meeting.
          SECTION 5. VACANCIES. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of Directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of Directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any Director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of Directors result in the elimination of an entire class of Directors, cause any class to contain a number of Directors two or more greater than any other class, or shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. Any vacancy on the Board of Directors, whether resulting from an increase in the number of Directors or otherwise, shall be filled by the affirmative vote of a majority of the Directors then holding office, even if less than a quorum, or by a sole remaining director.
          SECTION 6. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.
          SECTION 7. ANNUAL MEETING. The first meeting of each newly elected Board of Directors will be held without further notice immediately, following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving change such time or place.
          SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.
          SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called by the Chairman of the Board, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of at least three Directors. The purpose or purposes of any special meeting will be specified in the notice relating thereto.
          SECTION 10. QUORUM. At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed by these Bylaws will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.
          SECTION 11. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested

Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
          SECTION 12. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board, designate committees, each committee to consist of two or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.
          SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by, all the members of the Board of Directors or such committee, as the case may be.
          SECTION 14. COMPENSATION OF DIRECTORS. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE IV
NOTICE
          SECTION 1. FORM OF NOTICE. Whenever by law, the Certificate of Incorporation or of these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.
          SECTION 2. WAIVER. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.
ARTICLE V
OFFICERS AND AGENTS
          SECTION 1. IN GENERAL. The officers of the Corporation will consist of a Chief Executive Officer, President, Chief Financial Officer and Secretary and such other officers as shall be elected by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.
          SECTION 2. ELECTION. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.
          SECTION 3. OTHER OFFICERS AND AGENTS. The Board of Directors and Chief Executive Officer may also elect and appoint such other officers and agents as it or he deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board or the Chief Executive Officer.
          SECTION 4. COMPENSATION. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.
          SECTION 5. TERM OF OFFICE AND REMOVAL. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors or at the discretion of the Chief Executive Officer (without regard to how the agent or officer was elected), but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of a vacancy in the office of officer other than Chief Executive Officer and President, such vacancy may be filled by the Chief Executive Officer.
          SECTION 6. EMPLOYMENT AND OTHER CONTRACTS. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board or Directors to authorize employment contracts for shorter terms.
          SECTION 7. CHAIRMAN OF THE BOARD OF DIRECTORS. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors.
          SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have the authority to elect any officer of the Corporation other than the Chief Executive Officer or President. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer will have all powers and perform all duties incident to the office of Chief Executive Officer and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. During the absence or disability of the President, the Chief Executive Officer will exercise the powers and perform the duties of President.
          SECTION 9. PRESIDENT. The President will have responsibility, for oversight of the Corporation’s operating and development activities. In the absence or disability of the Chief Executive Officer and the Chairman of the Board, the President will exercise the powers and perform the duties of the Chief Executive Officer. The President will render to the Directors whenever they may requires it an account of the operating and development activities of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.
          SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer will have principal responsibility for the financial operations of the Corporation. The Chief Financial Officer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.
          SECTION 11. SECRETARY. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the Chief Executive Officer. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.
          SECTION 12. BONDING. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.
ARTICLE VI
CERTIFICATES REPRESENTING SHARES
          SECTION 1. FORM OF CERTIFICATES. The Corporation may issue certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled, but is not required to do so. Any certificate so issued will state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the Chief Executive Officer or President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
          SECTION 2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such Notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.
          SECTION 3. TRANSFER OF SHARES. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of the shares accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to transfer the shares to the person entitled thereto and to record the transaction upon its books.
          SECTION 4. REGISTERED STOCKHOLDERS. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.
ARTICLE VII
GENERAL PROVISIONS
          SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions or the General Corporation Law of the State of Delaware and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.
          SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.
          SECTION 3. TELEPHONE AND SIMILAR MEETINGS. Stockholders, directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

          SECTION 4. BOOKS AND RECORDS. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
          SECTION 5. FISCAL YEAR. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.
          SECTION 6. SEAL. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.
          SECTION 7. ADVANCES OF EXPENSES. The Corporation will advance to its directors and officers expenses incurred by them in connection with any “Proceeding,” which term includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (including all appeals therefrom), in which a director or officer may be or may, have been involved as a party or otherwise, by reason of the fact that he is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Official,” which term also includes directors and officers of the Corporation in their capacities as directors and officers of the Corporation), whether or not he is serving in such capacity at the time any liability or expense is incurred; provided that the Official undertakes to repay all amounts advanced unless:
                (i) in the case of all Proceedings other than a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that he did not have reasonable cause to believe his conduct was unlawful, provided that the termination of any such Proceeding by judgment, order of court, settlement. conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself create a presumption as to whether the Official acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, as to whether he had reasonable cause to believe his conduct was unlawful; or
                (ii) in the case of a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that if in such a Proceeding the Official is adjudged to be liable to the Corporation, all amounts advanced to the Official for expenses must be repaid except to the extent that the court in which such adjudication was made shall determine upon application that despite such adjudication, in view of all the circumstances, the Official is fairly and reasonably entitled to indemnity for such expenses as the court may deem proper.
          SECTION 8. INDEMNIFICATION. The Corporation will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware and may, if and to the extent authorized by the Board of Directors, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.
          SECTION 9. INSURANCE. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.
          SECTION 10. RESIGNATION. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary, to make it effective.
          SECTION 11. AMENDMENT OF BYLAWS. Other than as set forth herein, these Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.
          SECTION 12. INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

          SECTION 13. RELATION TO THE CERTIFICATE OF INCORPORATION. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation as amended from time to time.
          The undersigned, being the Chief Financial Officer of the Corporation, confirms the approval of the foregoing Amended and Restated Bylaws at a meeting of the Corporation’s Board of Directors on August 30, 2007, to become effective upon filing with the Securities and Exchange Commission on Form 8-K.

By:	/s/ Mark Patterson
Mark Patterson
Chief Financial Officer